UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Laureate Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Laureate Education Files Preliminary Proxy Statement

“Go Shop” Period Concludes Without Additional Proposals

BALTIMORE—March 16, 2007—Laureate Education, Inc., (NASDAQ: LAUR) announced today that it has filed a preliminary Schedule 14A proxy statement with the Securities and Exchange Commission regarding a special meeting of shareholders to approve the proposed acquisition of Laureate by a consortium of investment funds and investors, including Douglas L. Becker, Laureate’s chairman and chief executive officer, for $60.50 per share in cash.

The Merger Agreement, which was signed on January 28, 2007, includes a “go shop” provision that permitted the Special Committee of Laureate’s Board to solicit, receive and evaluate alternative proposals over the ensuing 45 days with cooperation from Mr. Becker and Laureate management. As noted in the proxy filing, the “go shop” period concluded on March 14, 2007 without the submission of a proposal. A total of 67 potential acquirors were contacted as part of the “go shop” by Morgan Stanley and Merrill Lynch, the Special Committee’s financial advisors. Also as noted in the proxy filing, the reasons cited by the potential acquirors for declining to pursue or explore an acquisition of Laureate included the high multiple of EBITDA and high share price being paid by the consortium, the size of the equity funding required to pay more than $60.50 per share, process considerations, and potential acquirors’ own differing strategic focus.

About Laureate Education, Inc.

Laureate Education, Inc. (NASDAQ: LAUR) is focused on providing a superior university experience to nearly 244,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master’s and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

Forward-Looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements.

The following factors might cause such a difference:

The Company’s operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

The Company’s foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

Certain additional factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Laureate and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Laureate’s ability to control or predict. Laureate undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Form 10-K, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on “Investor Relations”, “SEC Filings”).

Important Additional Information Will Be Filed With the SEC

In connection with the merger agreement by and among Laureate, Wengen Alberta, Limited Partnership and L Curve Sub Inc., Laureate filed a preliminary proxy statement with the Securities and Exchange Commission on March 16, 2007, which includes the merger agreement as an annex. Investors and security holders are advised to read the definitive proxy statement when it becomes available, because it will contain important information about the merger between Laureate and L Curve Sub Inc. and the parties thereto. Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when available) and other documents filed by Laureate at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Laureate by directing such request to Laureate Education, Inc., Office of Investor Relations, 1001 Fleet Street, Baltimore, Maryland 21202, telephone (410) 843-6394.

Laureate and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Laureate’s participants in the solicitation, which may be different than those of Laureate stockholders generally, is set forth in Laureate’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the preliminary proxy statement relating to the merger and the definitive proxy statement when it becomes available.

Contacts

Laureate Education:

Rosemarie Mecca, 410-843-8070

Chief Financial Officer

OR

Chris Symanoskie, 410-843-6394

Director, Investor Relations

christopher.symanoskie@laureate-inc.com

OR

For the Special Committee:

The Abernathy MacGregor Group

Chuck Dohrenwend, 212-371-5999

cod@abmac.com